Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30085 and 333-190261) of Ecology and Environment, Inc. of our report dated October 29, 2015, relating to the consolidated financial statements as of July 31, 2015 and for each of the years ended in the two-year period ended July 31, 2015, which appears in this Form 10-K.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
November 15, 2016